Exhibit 10.16

CARVANA GROUP, LLC

FORM OF EQUITY AWARD AGREEMENT

THIS EQUITY AWARD AGREEMENT (this “Agreement”) is made and entered into as of [                , 201[]] (the “Effective Date”), by and between Carvana Group, LLC, a Delaware limited liability company (the “Company”), and [                 ] (“Participant”). Capitalized terms used in this Agreement but not otherwise defined herein shall have their respective meanings set forth in the Plan and the LLC Agreement (each as defined below), as applicable.

THE PARTIES HERETO AGREE AS FOLLOWS:

1.    Issuance of Award. In consideration of Participant’s agreement to provide services to or for the benefit of the Company, effective as of the Effective Date, the Company hereby issues to Participant [                 ] Series 2 Class B Common Units of the Company (the “Units”), in each case on the terms and conditions set forth in this Agreement, the LLC Agreement and the Plan. The purchase price for such Units shall be zero dollars ($0.00).

2.    Participation Threshold. The Participation Threshold for the Units shall be $ [                 ] per Unit.

3.    Acknowledgement. Participant acknowledges that Participant is already a member of the Company and a party to and bound by the terms and conditions of the LLC Agreement, as well as the terms and conditions of any prior Equity Award Agreement by and between Participant and the Company.

4.	Vesting; Restrictions on Transfer of Awards; Governing Documents; Transition Period.

4.1    Vesting. The Units vest over time and, subject to the last paragraph of this Section 4.1, shall vest as follows:

(a)    20% of the Units shall vest on [                 ], 2016 (the “Vesting Start Date”), so long as a Termination of Service with respect to Participant has not occurred prior to such Vesting Start Date, and

(b)    thereafter, 1 2/3% the Units shall vest on the first day of each month after the Vesting Start Date, in each case so long as a Termination of Service with respect to Participant has not occurred prior to each such first day of the month.

Notwithstanding the foregoing, and subject to Section 4.4 below, upon the occurrence of a Sale Transaction (as defined in the LLC Agreement), all Unvested Units shall become Vested Units as of the date of consummation of such Sale Transaction if a Termination of Service with respect to Participant has not occurred prior to such date.

4.2    Governing Documents. The Units are subject to the terms of the Governing Documents, including, without limitation, the provisions set forth in the LLC Agreement regarding restrictions on Transfer of Units. Participant shall be deemed to be a

“Management Investor” as such term is defined in the LLC Agreement, and all of the Units and Participant’s status as a Management Investor shall be subject to the terms and conditions of the LLC Agreement. All Units are deemed to be Executive Securities as defined in the Plan.

4.3    Transfers and Transferees. Any Permitted Transferee of the Units shall take such Executive Securities subject to the terms of the Governing Documents and must, upon the request of the Company, agree to be bound by the Governing Documents, and shall execute documentation to such effect on request, as applicable, and must agree to such other waivers, limitations, and restrictions as the Company may reasonably require. Any Transfer of the Executive Securities which is not made in compliance with the Governing Documents shall be null and void and of no effect.

4.4    Transition Period Upon Sale Transaction. Notwithstanding anything in the Plan, in the case of a Sale Transaction (as defined in the LLC Agreement), Participant agrees that, if the Person who is acquiring the equity securities or assets of the Company resulting in such Sale Transaction (the “Acquiror”) requests that a Participant continue to provide any services to the Acquiror, the Company or any of their respective Affiliates from and after the consummation of the Sale Transaction (whether as a full-time employee, consultant or otherwise), for a period of not greater than 12 months (the “Transition Period”), then (a) such holder will agree to continue in his or her role for the Transition Period; provided that the Acquiror agrees to provide base salary, bonus opportunity and fringe benefits (other than equity-based compensation) (collectively, the “Post-Sale Compensation”) at least as generous as those in place immediately prior to such Sale Transaction (excluding any equity-based compensation) and (b) the Continuing Incentive Amount (which shall be withheld from the proceeds otherwise to be received by such Participant in respect of Participant’s Units) shall be handled as follows (in lieu of being paid to Participant and/or his or her Permitted Transferee(s)):

(a)    if Participant declines to provide such requested services, the Continuing Incentive Amount shall be paid to the holders of Class A Common Units as of immediately prior to the consummation of such Sale Transaction (pro rata among such holders based on the number of Class A Common Units then owned by each such holder), and, thereafter, neither Participant nor his or her Permitted Transferee(s) shall have any rights in respect of or other claims on such amounts (other than his or her status as a holder of Units); or

(b)    if Participant agrees to provide such requested services, the Continuing Incentive Amount shall be deposited into an escrow account with an escrow agent designated by the Company, and the Continuing Incentive Amount shall be handled as follows:

(1)    if Participant provides such requested services from and after consummation of the Sale Transaction through the earliest of (w) the date on which Acquiror reduces Participant’s Post-Sale Compensation below the base salary, bonus opportunity, and fringe benefits provided to Participant by Carvana or its Affiliates immediately prior to such Sale Transaction (excluding any equity-based compensation), (x) the date on which the Acquiror terminates such services (other than with cause), (y) Participant’s death or Disability, and (z) the last day of the Transition Period (the earliest of (w), (x), (y) and (z), the “Final Vesting Date”), then the Continuing Incentive Amount, together with any income earned thereon, shall be released to Participant and/or his or her Permitted Transferee(s), as applicable, within five (5) business days after the Final Vesting Date; or

(2)    if Participant fails to provide such requested services from and after the consummation of the Sale Transaction through the Final Vesting Date, then the Continuing Incentive Amount, together with any income earned thereon, shall be paid to the holders of Class A Common Units as of immediately prior to the consummation of such Sale Transaction (pro rata among such holders based on the number of Class A Common Units then owned by each such holder), and, thereafter, neither Participant nor his or her Permitted Transferee(s) shall have any rights in respect of or other claims on such amounts (other than his or her status as a holder of Units).

(c)    For purposes of this Agreement, “Continuing Incentive Amount” means all consideration to which a Participant and, to the extent necessary, his or her Permitted Transferee(s) are otherwise entitled in connection with such Sale Transaction in respect of the number of Participant’s Unvested Units that vested pursuant to the last sentence of Section 4.1 above as a result of such Sale Transaction.

5.    Forfeiture and Repurchase.

5.1    Forfeiture. In the event of a Termination of Service, (i) each Unvested Unit and any other Executive Securities issued with respect to such Unvested Unit, if any, will be automatically forfeited as of the date of such Termination of Service for no consideration and (ii) if such Termination of Service was with Substantial Cause, then each Vested Unit and any other Executive Securities issued with respect to such Vested Unit, if any, will also be automatically forfeited as of the date of such Termination of Service for no consideration. For any Unit or other Executive Security that is forfeited, Participant will immediately return to the Company any unit (or other similar) certificates evidencing any such unit or securities (to the extent not held by the Company).

5.2    Events Giving Rise to Repurchase Right. In the event of a Termination of Service (other than a Termination of Service with Substantial Cause, which shall be subject to Section 5.1 above), the Vested Units and other Executive Securities issued with respect to such Vested Units, if any (the “Other Executive Securities”) (whether held by Participant or one or more of Participant’s Transferees, other than the Company and any Member holding Class A Common Units) will be subject to repurchase, in each case, by the Company and Members holding Class A Common Units pursuant to the terms and conditions set forth in this Section 5 (the “Repurchase Option”). Members of the Company holding Class A Common Units may assign their repurchase rights set forth in this Section 5 to any Person.

5.3    Company Repurchase Right. In the event of a Termination of Service other than for Substantial Cause, the Company may elect to purchase all or any portion of the Vested Units and Other Executive Securities pursuant to this Section 5 by delivering written notice (a “Company Repurchase Notice”) to the holder or holders of such securities within a period of seven months after the date of the Termination of Service (such period, a “Repurchase Option Period”). Any Company Repurchase Notice will set forth the number and type of Vested Units and Other Executive Securities to be acquired from each holder, the aggregate consideration to be paid for such Vested Units and Other Executive Securities and the time and place for the closing of the transaction.

5.4    Class A Common Unit Member Repurchase Right. If for any reason the Company does not elect to purchase all of the Vested Units and Other Executive Securities it is entitled to purchase pursuant to the Repurchase Option, Members holding Class A Common Units shall be entitled to exercise the Repurchase Option for all or any portion of such Vested Units and Other Executive Securities that the Company has not elected to purchase (the “Available Securities”). As soon as practicable after the Company has determined that it will not exercise the Repurchase Option with respect to the Available Securities, but in any event within 20 days prior to the expiration of the Repurchase Option Period, the Company shall give written notice (an “Option Notice”) to the Members holding Class A Common Units setting forth the number of Available Securities such Members are entitled to purchase and the purchase price for the Available Securities. The Members holding Class A Common Units may elect to purchase all or any portion of the Available Securities by giving written notice to the Company within 20 days after receiving the Option Notice. If such Member collectively elect to purchase an aggregate number of Vested Units and Other Executive Securities greater than the total number of Available Securities, the Vested Units and Other Executive Securities to be purchased by each such Member shall be allocated among such Members based upon the number of Class A Common Units owned by each such Member. If the Members holding Class A Common Units have elected to purchase any Available Securities, within ten days after the expiration of the 20-day period set forth above, the Company shall notify each holder of Vested Units and Other Executive Securities as to the number and type of Available Securities each such Member is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction (the “Investor Repurchase Notice”). At the time the Company delivers the Investor Repurchase Notice to the holder(s) of Vested Units and Other Executive Securities, the Company shall also deliver written notice to each such Member setting forth the number of Available Securities such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

5.5    Closing of Repurchase. The closing of the purchase of the Executive Securities pursuant to an exercise of the Repurchase Option shall take place on the later of the date designated by the Company in the Company Repurchase Notice or the Investor Repurchase Notice, as applicable, which date shall not be more than 30 days nor less than five days after the later of the delivery of the Company Repurchase Notice or the Investor Repurchase Notice, as applicable (the “Repurchase Closing”).

5.6    Payment of Repurchase Price. The Company will pay for the Executive Securities to be purchased by it pursuant to the Repurchase Option (i) first by offsetting amounts outstanding under any other bona fide, undisputed debts owed by Participant to the Company or any of its Subsidiaries and (ii) second, by, at its option, (A) a check or wire transfer of funds, (B) the issuance of a subordinated promissory note of the Company bearing interest at a per annum rate determined by the Board in its sole discretion (provided that such rate shall not be less than the prime rate as published in The Wall Street Journal from time to time) which interest shall be payable upon maturity of the note, and becoming due and payable on the earlier to occur of a Change of Control and the fifth anniversary of the date of issuance of the note or (C) any combination of (A) and (B) as the Board may elect in its discretion. The Members holding Class

A Common Units will pay for the Executive Securities purchased by them by a check or wire transfer of funds. The Company and the Members holding Class A Common Units will be entitled to receive customary representations and warranties from the sellers regarding such sale.

5.7    Repurchase Price. In connection with the exercise of a Repurchase Option, the purchase price for each Vested Unit and each Other Executive Security will be the Fair Market Value of such unit as of the date of the sending of the Company Repurchase Notice or the Investor Repurchase Notice, whichever is later. For the avoidance of doubt, if the Fair Market Value of the Vested Units or Other Executive Securities to be repurchased pursuant to an exercise of the Repurchase Option is zero, the repurchase shall nonetheless be consummated as provided herein and the Company and/or the Members holding Class A Common Units as applicable, shall not be required delivery any consideration at the closing of such repurchase.

5.8    Certain Restrictions on Repurchases. Notwithstanding anything to the contrary in the Plan and any Equity Award Agreement, all repurchases by the Company pursuant to this Section 5 shall be subject to the following conditions (as determined by the Board): (A) the Company having funds being legally available for such repurchase, (B) the Company not being in financial distress, (C) the Company having sufficient liquidity to make such repurchase, and (D) the repurchase and the funding of cash by the Company or its Subsidiaries to make such repurchase not being prohibited under any credit facility to which the Company or any Subsidiary is party or by applicable law. In the event that any of the foregoing conditions in (A) through (D) are not satisfied in connection with such repurchase, then the Company may defer consummation of such repurchases until it is able to make such repurchase and satisfy such conditions.

5.9    Former Permitted Transferees. If a Participant Transfers any interests in any Executive Securities to a Permitted Transferee under clause (i) of the definition thereof and such Transferee ceases to be a Permitted Transferee of such Participant (including if such Permitted Transferee was a Permitted Transferee by reason of being the spouse of such Participant and such Permitted Transferee is no longer the spouse of such Participant), then such transferee shall, prior to ceasing to be a Permitted Transferee, transfer such interest to the Participant (or other Permitted Transferee thereof) who made such transfer and, if such transfer back to the Participant (or other Permitted Transferee thereof) does not occur within 30 days, the Company shall have the right to repurchase the Executive Securities transferred to such Permitted Transferee on the same terms that it may repurchase Units following a Termination of Service in accordance with the provisions of this Section 5.

6.    Restrictive Covenants. Participant acknowledges that Participant is bound by the confidentiality, non-competition, non-solicitation, non-interference and other provisions set forth in Sections 6.1 through 6.10 (inclusive) of any prior Equity Award Agreement by and between Participant and the Company (the “Restrictive Covenants”), and that the Company’s issuance of the Units to Participant hereunder is made in consideration for such Restrictive Covenants. Participant further represents and warrants to the Company that, prior to the date of this Agreement, Participant has not breached any such Restrictive Covenant.

7.    Representations, Warranties, Covenants, and Acknowledgments of Participant. Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of Participant and his or her spouse, if applicable, that:

7.1    Capacity. Participant is of legal age, competent to enter into a contractual obligation, and a citizen of the United States. The principal residence of Participant is as shown on the signature page of this Agreement.

7.2    Binding Agreement. This Agreement, the LLC Agreement, the Plan and any other Governing Document by which any Units are acquired by Participant constitute the legal, valid and binding obligations of Participant, enforceable in accordance with their respective terms, and the execution, delivery and performance of any Governing Document by Participant does not and will not conflict with, violate or cause a breach of any agreement or instrument to which Participant is a party or subject or any judgment, order or decree to which Participant is subject.

7.3    Investment; Accredited Investor. Participant is holding the Units for Participant’s own account, and not for the account of any other Person. Participant is holding the Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities. Participant (1) is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), and/or (2) has such knowledge and experience in financial and business matters so that Participant is capable of evaluating the merits and risks of Participant’s investment in the Company. Participant (i) has the capacity to protect Participant’s own interests in connection with the transactions contemplated by this Agreement, (ii) is able to bear the risk of investment in the Company, and (iii) is able, without impairing Participant’s financial condition, to hold the Units for an indefinite period of time and to suffer a complete loss of Participant’s investment.

7.4    Relationship to Carvana and the Company. Participant is currently an Employee, non-Employee Officer, Director or Consultant and in such capacity has become personally familiar with the business of Carvana and the Company.

7.5    Access to Information. Participant has had the opportunity to ask questions of, and to receive answers from, Carvana and the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of Carvana and the Company.

7.6    Dilution. Participant acknowledges and agrees that there may be additional issuances of Units of the Company or one of its Subsidiaries on or after Participant’s acquisition of Units and the equity interests of Participant may be diluted in connection with any such issuance.

7.7    Registration. Participant understands that the Units have not been registered under the Securities Act, and the Units cannot be transferred by Participant other than in accordance with the terms and conditions set forth in the Governing Documents and, in any event, unless such transfer is registered under the Securities Act or an exemption from such registration is available. Neither Carvana nor the Company has made any agreements, covenants or undertakings whatsoever to register the Units under the Securities Act. Neither Carvana nor the Company has made any representations, warranties or covenants whatsoever as to whether any exemption from the Securities Act will be available.

7.8    Public Trading. None of the Company’s Equity Securities is currently publicly traded, and neither Carvana nor the Company has made any representations, covenants or agreements as to whether there will be a public market for any of the Company’s Equity Securities.

7.9    Tax Advice. Neither Carvana nor the Company has made any warranties or representations to Participant with respect to the income tax consequences of the Units (or the ownership or issuance thereof) or the transactions contemplated by this Agreement, and Participant is in no manner relying on Carvana, the Company, or their representatives for an assessment of such tax consequences. Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Units.

7.10    Reliance by the Company. Participant acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

8.    Capital Account. Participant shall make no Capital Contribution to the Company in connection with the Units and, as a result, Participant’s Capital Account balance in the Company with respect to such Units immediately after his or her receipt of the Units shall be equal to zero.

9.    Binding Effect. Subject to the limitations set forth in the Governing Documents, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and permitted assigns of the parties hereto.

10.    Section 83(b) Election. Participant and Participant’s spouse, if applicable, shall execute and deliver to the Company with this executed Agreement, a copy of the Election Pursuant to Section 83(b) of the Internal Revenue Code, substantially in the form attached hereto as Exhibit B. Participant represents that Participant is not relying on Carvana or the Company with respect to making such election and has consulted any tax consultant(s) that Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar tax provisions. Participant acknowledges that it is Participant’s sole responsibility and not Carvana’s or the Company’s to timely file an election under Section 83(b) of the Code, even if Participant requests that Carvana, the Company or any representative of either entity make such filing on Participant’s behalf. Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence and whether such filing is desirable under the circumstances.

11.    Taxes. The Company and Participant intend that (i) the Units be treated as “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto, including, without limitation, Internal Revenue Service Revenue Procedure 93-27, as clarified by

Internal Revenue Service Revenue Procedure 2001-43, (ii) the issuance of such interests not be a taxable event to the Company or Participant as provided in such Revenue Procedures, and (iii) the Governing Documents be interpreted consistently with such intent. Notwithstanding the foregoing, each of the Company and Participant acknowledge that the Internal Revenue Service or other taxing authority could in the future disagree with the valuation used by the Company to determine that the Units are profits interests, and conclude that the liquidation value of the Units as of the Effective Date was greater than zero, resulting in taxable income to the Participant. The Board of Managers may take any actions it deems in its sole discretion to be necessary or appropriate to cause the Units granted hereunder to be treated as “profits interests” for all United States federal income tax purposes. Notwithstanding the foregoing, Participant acknowledges that Participant may incur certain liabilities for federal, state or local taxes, and is responsible for satisfaction of such taxes.

12.    Lock-Up Agreement. In connection with any underwritten public offering of the Company’s securities, Participant hereby agrees that Participant shall execute a customary “lock-up” or “holdback” agreement in the form requested by the underwriter(s) for such offering whereby Participant shall agree not to sell, transfer, offer to sell or otherwise dispose of any securities other than pursuant to such offering for such period of time following the consummation of such offering as is required by such underwriter(s) pursuant to such “lock-up” or “holdback” agreement.

13.    Remedies. Participant shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Units which is in violation of the provisions of the Governing Documents. Without limiting the generality of the foregoing, Participant agrees that the Company shall be entitled to obtain specific performance of the obligations of Participant under this Agreement and, to the extent available under applicable law, both interim and permanent injunctive relief, as applicable. Participant agrees and acknowledges that Participant will not urge as a defense that there is an adequate remedy at law.

14.    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware (regardless of the laws that might otherwise apply under applicable principles of conflicts of laws.

15.    Certificate Restrictive Legends. Certificates evidencing the Units, to the extent such certificates are issued, may bear such restrictive legends as the Company and/or the Company’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the legends set forth in Section 9.6 of the LLC Agreement.

16.    Arbitration. Each of the parties hereby irrevocably waives any right to trial by jury and irrevocably agrees that any claims or disputes arising out of this Agreement or relating to the Units shall be resolved by binding arbitration in accordance with Section 15.19 of the LLC Agreement. Notwithstanding the foregoing, nothing contained herein shall prevent court action for interim injunctive and equitable relief in aid of arbitration, to the extent otherwise available under applicable law. The prevailing party in any ancillary measures in aid of arbitration shall be entitled to receive its reasonable attorneys’ fees and attorneys’ costs from the losing party, to the extent available under applicable law.

17.    Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

18.    Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.

19.    Entire Agreement. This Agreement, together with the Plan, the LLC Agreement and any other Governing Document constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties concerning such subject matter.

20.    Amendments and Waivers. This Agreement (or any provisions hereof) may be amended or waived only by the written approval of (a) Participant and the Company or (b) the Company and the holders of a majority in interest of all Class B Common Units awarded and then outstanding under the Plan; provided, however, that no amendment or waiver may be made without the written approval of Participant if such amendment or waiver would materially adversely affect Participant in a manner different than the other Participants. For the avoidance of doubt, Participant shall have no other right to approve any amendment to either the LLC Agreement or the Plan. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

21.    Invalidity. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, or any word, phrase, clause, sentence or other portion thereof, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument, and such provision or portion thereof will be modified or deleted in such a manner as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

22.    Titles. The titles, captions or headings of the sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement

23.    Notices. All notices, requests, demands and other communications permitted or required to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed conclusively to have been given (i) when personally delivered, (ii) when sent by facsimile (with hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day), (iii) when sent by electronic mail (with hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day), (iv) one (1) business day after being sent by reputable overnight express courier (charges prepaid), or (v) three (3) business days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the parties shall be sent to the addresses indicated below:

To the Company:

Carvana Group, LLC

4020 E. Indian School Road

Phoenix AZ 85018

Attn:               Ernest C. Garcia III, President and CEO

Telephone:     800-334-4554

Fax:                 866-221-3833

Email:            ernie.garcia@carvana.com

To Participant: at the address set forth in the Company’s records

24.    Additional Matters Regarding Employees. This Agreement is not a contract of employment. To the extent that Participant is an Employee, Participant acknowledges and agrees that Participant’s employment is with Carvana, not the Company. Participant further acknowledges that, unless an employment agreement between Participant and Carvana provides otherwise, such employment relationship is “at will” (meaning that either Participant or Carvana may terminate the employment relationship at any time for any reason, with or without notice), and that nothing in this Agreement or the Governing Documents shall change this “at will” employment relationship. Participant also acknowledges and agrees that the “at will” employment relationship can only be changed by a written agreement signed by Participant and Carvana expressly stating this at-will relationship is being modified.

[Signature page follows]

[Signature page to Award Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CARVANA GROUP, LLC, a Delaware limited liability company

By:
Name:	Ernest C. Garcia III
Title:	President and CEO

Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

Participant:

(Sign Name)

(Print Name)

Address:

Email:

Participant’s spouse indicates by the execution of this Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Units.

Participant’s Spouse:

(Sign Name)

(Print Name)

S-1

EXHIBIT A [RESERVED]

A-1

EXHIBIT B

ELECTION PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE TO INCLUDE IN GROSS

INCOME THE EXCESS OVER THE PURCHASE PRICE,

IF ANY, OF THE VALUE OF PROPERTY TRANSFERRED

IN CONNECTION WITH SERVICES

On [                 ], 2016 (the “Acquisition Date”), the undersigned acquired a limited liability company membership interest (the “Membership Interest”) in Carvana Group, LLC, a Delaware limited liability company (the “Company”), for $0.00. Pursuant to the Second Amended and Restated Limited Liability Company Agreement of the Company, the undersigned is entitled to an interest in Company capital exactly equal to the amount paid therefor and an interest in Company profits.

Therefore, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Membership Interest, to report as taxable income for the calendar year 2016 the excess (if any) of the value of the Membership Interest on the Acquisition Date over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.    The undersigned’s name, address and taxpayer identification (social security) number are:

Name:

Address:

Social Security #:

The undersigned’s spouse’s name, address and taxpayer identification (social security) number are (complete if applicable):

Name:

Address:

Social Security #:

2.    The property with respect to which the election is made consists of 60,000 Class B Common Units in the Company, representing an interest in Company capital exactly equal to the amount paid therefor and the profits, losses and distributions of the Company.

B-1

3.    The date on which the above property was transferred to the undersigned was [                 ], 2016, and the taxable year to which this election relates is 2016.

4.    The above property is subject to the following restrictions: (a) forfeiture and/or a right of repurchase by the Company if the undersigned ceases to be an employee of, manager or director of, or consultant to, the Company (or any of its affiliates) under certain circumstances pursuant to the Equity Award Agreement with the Company, dated as of [                 ], 2016 (the “Award Agreement”) and the Second Amended and Restated Limited Liability Company Agreement of Carvana Group, LLC, dated as of July 27, 2015, as amended and/or restated from time to time (the “LLC Agreement”), and (b) certain other restrictions pursuant to the Award Agreement and the LLC Agreement should the undersigned wish to transfer the Membership Interest (in whole or in part).

5.    The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) was $0.

6.    The amount paid for the above property by the undersigned was $0.

7.    A copy of this election is being furnished to the Company pursuant to Treasury Regulation §1.83-2(d). A copy of this election will be submitted with the 2015 federal income tax return of the undersigned pursuant to Treasury Regulation §1.83-2(c).

Date:	Participant

Date:	Participant’s Spouse

B-2